UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 6, 2015

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers

On July 7, 2015, Voya Financial, Inc. (the “Company”) announced that Joseph D. Horan will assume the role of interim Chief Accounting Officer and Controller of the Company, effective August 15, 2015. As of that time, Steven T. Pierson, the Company’s current Chief Accounting Officer and Controller, will assume the role of Chief Auditor for the Company. Mr. Pierson’s transition from his current position to Chief Auditor has previously been announced by the Company.

The Company also previously announced its intention for Mark B. Kaye, currently the Chief Financial Officer for the Company’s Retirement and Annuities businesses, to succeed Mr. Pierson as Chief Accounting Officer and Controller. On July 7, 2015 the Company announced that Mr. Kaye has decided to resign from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ JEAN WENG
Name:	Jean Weng
Title:	Senior Vice President and Corporate Secretary

Dated: July 7, 2015